UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)

of the Securities Exchange Act of 1934

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PDL BIOPHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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932 Southwood Boulevard

Incline Village, Nevada 89451

775-832-8500

April 27, 2010

Dear Stockholder:

You are cordially invited to attend our 2010 annual meeting of stockholders on Wednesday, June 9, 2010, at 9:00 a.m., Pacific Time, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada. The meeting will commence with a discussion and voting on matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

This year we are taking advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders via the Internet. The rules allow us to provide stockholders with the information they need, while lowering the costs of delivery. The printed proxy materials will be sent to stockholders only upon specific request. On or prior to April 27, 2010, we mailed our stockholders a notice of Internet availability containing instructions on how to access our 2010 Proxy Statement and 2009 Annual Report and vote online. This information is also available on our website at www.pdl.com.

The notice of meeting and proxy statement that follow describe the matters we will consider at the meeting. Your vote is very important. I urge you to vote by mail, telephone or electronic means via the Internet in order to be certain your shares are represented at the meeting, even if you plan to attend in person.

I look forward to seeing you at the meeting.

/s/ John P. McLaughlin

John P. McLaughlin

President & Chief Executive Officer

PDL BioPharma, Inc.

932 Southwood Boulevard

Incline Village, Nevada 89451

775-832-8500

Notice of 2010 Annual Meeting of Stockholders

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2010 Annual Meeting of Stockholders of PDL BioPharma, Inc., a Delaware corporation (the Company), to be held on Wednesday, June 9, 2010, at 9:00 a.m., Pacific Time, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada, for the following purposes:

1.	To elect one Class III director to hold office for a three-year term or until his respective successor is elected and qualified (See page 6);

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010 (See page 17); and

3.	To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

If you were a stockholder at the close of business on April 15, 2010, you are entitled to vote at the annual meeting.

We urge you to vote your shares by proxy by mail, telephone or online via the Internet as soon as possible, even if you plan to attend the meeting in person, so that your shares may be represented and voted at the annual meeting. For specific instructions on how to vote your shares, please refer to the notice of Internet availability you received in the mail and this Proxy Statement.

By Order of our Board of Directors

/s/ Christopher Stone

Christopher Stone

Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2010: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, may be viewed at www.proxyvote.com with the control number provided in the notice of Internet availability you received in the mail.

Proxy Statement

2010 Annual Meeting of Stockholders

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of this proxy statement?

The Board of Directors (the Board) of PDL BioPharma, Inc. (PDL, we or the Company) is soliciting proxies to be voted at the Company’s 2010 Annual Meeting of Stockholders (the Annual Meeting) to be held at 9:00 a.m., Pacific Time, on Wednesday, June 9, 2010 at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada, and at any adjournment of the Annual Meeting. This proxy statement contains important information about the Company, the Annual Meeting and the proposals to be considered at the Annual Meeting.

Why did I receive a notice of Internet availability instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (SEC), the Company has elected to provide its proxy statement and annual report to stockholders over the Internet through a “notice only” option. Accordingly, the Company mailed a notice of Internet availability (the Notice) on or prior to April 27, 2010 to its stockholders of record and beneficial owners. The Notice provides instructions on how you may access this Proxy Statement and the Company’s 2009 Annual Report on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of its annual meetings on the environment.

What is the “Notice Only” Option?

Under the “notice only” option, a company must post all its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to stockholders, the company instead delivers a Notice. The Notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a stockholder can request paper or email copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days. Additionally, paper copies must be sent via first class mail.

In connection with the Annual Meeting, the Company has elected to use the “notice only” option. Accordingly, you should have received the Notice, which provides instructions on how to access the proxy materials online.

What will the stockholders vote on at the Annual Meeting?

We are submitting two matters for approval by our stockholders:

1.	The election of one Class III director to serve until the 2013 annual meeting or until his successor is elected; and

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each of the matters we have submitted for approval by our stockholders.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on April 15, 2010 will be entitled to vote at the Annual Meeting. On this record date, there were 119,674,377 shares of common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on April 15, 2010 your shares were registered directly in your name with PDL’s transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, on the Internet as instructed below or, if you request printed copies of the proxy materials by mail, to fill out and return your proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 15, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What constitutes a quorum for the Annual Meeting?

The Company’s Amended and Restated Bylaws (the Bylaws) provide that a majority of the outstanding shares of our common stock, whether present in person or by proxy, will constitute a quorum for the Annual Meeting. As of April 15, 2010, the record date, 119,674,377 shares of common stock were issued and outstanding and if a majority of these shares are present in person or by proxy at the Annual Meeting, a quorum would be present. Abstentions and broker non-votes are counted as present for determining whether a quorum is present.

How many votes are required for the approval of each item?

There are differing vote requirements for the two proposals:

1.	The nominee for election as a Class III director receiving the highest number of votes FOR election will be elected, even if that number does not represent a majority of the quorum. Broker non-votes will have no effect.

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2010 will be approved if a majority of the shares entitled to vote and present at the Annual Meeting in person or by proxy vote “FOR” approval. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on the two matters to be considered at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the ratification of auditors. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter.

How do I vote?

You may either vote “FOR” the nominee to the Board or you may “Withhold” your vote for the nominee. For each of the other matters to be voted on, you may vote “FOR” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy on the Internet or, if you request printed copies of the proxy materials by mail, by returning your marked, dated and executed proxy card in the postage-paid envelope provided. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date your proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number that has been provided with the Notice. Your vote must be received by 11:59 p.m., Eastern Time, on Tuesday, June 8, 2010 to be counted.

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To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number that has been provided in the Notice. Your vote must be received by 11:59 p.m., Eastern Time, on Tuesday, June 8, 2010 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions with these proxy materials from that organization rather than from PDL. You may vote by telephone or over the Internet or use the proxy card as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2010.

What does it mean if I receive more than one Notice?

If you received more than one Notice, it means that you hold shares in more than one account. To ensure that all your shares are voted, you will need to vote all of your shares by following the instructions included on each Notice.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the nominee for director and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2010. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another completed proxy card with a later date.

•	You may submit new voting instructions via telephone or Internet pursuant to the instructions on the Notice.

•	You may send a timely written notice that you are revoking your proxy to our Secretary, care of PDL BioPharma, Inc., 932 Southwood Boulevard, Incline Village, Nevada 89451.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “Withhold” and, with respect to the proposal other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for the proposal other than the election of directors, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Who will bear the cost of soliciting proxies for the Annual Meeting?

We will pay for the costs of the Annual Meeting, including any cost for mailing the Notices, mailing printed proxy materials upon request and the solicitation of proxies. We will also reimburse brokers, custodians, nominees and other fiduciaries for the reasonable out-of-pocket fees and expenses they incur to forward solicitation materials to our stockholders.

What is “householding”?

We have adopted “householding,” a practice under which stockholders of record who have the same address and last name will receive only one copy of our annual report, proxy statement or Notice unless one or more of these stockholders notifies us that they wish to continue receiving separate individual copies. Householding saves printing and postage costs by reducing duplicate mailings to the same address. If your household participates in the householding program, you will receive one Notice.

Beneficial stockholders, that is, stockholders whose shares are held by a broker or other nominee, may request information about householding from their banks, brokers or other holders of record.

What if I want to receive a separate copy of the Notice?

If you participate in householding and wish to receive a separate copy of our Notice, or if you wish to receive separate copies of future annual reports, proxy statements and notices of Internet availability, please call us at 775-832-8500 or write to the address below and we will deliver the requested documents to you promptly upon your request.

PDL BioPharma, Inc.

Attention: Corporate Secretary (Householding)
932 Southwood Boulevard
Incline Village, Nevada 89451

You can also access our annual report and proxy statement on our website at www.pdl.com.

How do I contact our Board of Directors or a committee of our Board of Directors?

You may contact our Board of Directors or one or more members, by sending a communication in writing addressed to:

Board of Directors

[or individual director(s)]

Attention: Corporate Secretary

PDL BioPharma, Inc.

932 Southwood Boulevard

Incline Village, Nevada 89451

Our Secretary will maintain a log of such correspondence to our Board and promptly transmit such correspondence to the identified director(s), except where security concerns militate against further transmission or the communication relates to commercial matters not related to the sender’s interest as a stockholder, as determined by our Secretary in consultation with our outside legal counsel.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K once available.

MATTERS FOR APPROVAL AT THE MEETING

PROPOSAL 1:

ELECTION OF DIRECTOR

Members of the Board of Directors

PDL’s Board of Directors is divided into three classes with each class having a three-year term. The Bylaws provide that the number of directors to constitute the Board shall be fixed by a resolution adopted by the affirmative vote of a majority of the authorized directors. That number is currently fixed at six directors. The Bylaws also provide that any vacancy on the Board may be filled by a majority of the surviving or remaining directors then in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has six members: Frederick Frank, Joseph Klein III, Jody S. Lindell, John P. McLaughlin, Paul W. Sandman and Harold E. Selick, Ph.D., with Mr. Frank and Mr. Sandman as Class I members with a term expiring at the 2011 annual meeting of stockholders, Ms. Lindell and Mr. McLaughlin as Class II members with a term expiring at the 2012 annual meeting for stockholders and Mr. Klein and Dr. Selick as Class III members with a term expiring at this Annual Meeting. As previously disclosed, Mr. Klein has declined to stand for reelection and his service on the Board will end immediately following the conclusion of the Annual Meeting. The director nominee, Dr. Selick, who was elected by the Board August 2009, and Mr. Klein, who was elected by the Board July 2007, are the two directors in Class III whose term of office expires in 2010. The Board has not reduced the number of authorized directors following Mr. Klein’s decision, therefore the Board will have one vacancy following the Annual Meeting unless or until the Board modifies the number of directors to constitute the Board. The proxies cannot be voted for more than one person since there is only one nominee. If reelected at the Annual Meeting, Dr. Selick would serve until the sooner of the 2013 annual meeting of stockholders or his death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. The 2009 Annual Meeting of Stockholders was attended by all of the directors serving at the time of the meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by PDL’s management. The nominee has agreed to serve if elected and there is no reason to believe that Dr. Selick will be unable to serve.

The following is a brief biography of the nominee and each director whose term will continue after the 2010 Annual Meeting.

Nominee for Election for a Three Year-Term Expiring at the 2013 Annual Meeting

Harold E. Selick, Ph.D., is 55 years old and was elected a director in August 2009. From June 2002, Dr. Selick has served as Chief Executive Officer and a director of Threshold Pharmaceuticals, Inc., a publicly-traded biotechnology company. From June 2002 until July 2007, Dr. Selick also was a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax, Dr. Selick held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. As a staff scientist at Protein Design Labs, Inc. (now PDL BioPharma, Inc.), he co-invented technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL’s first product, Zenapax (daclizumab), which was developed and commercialized by Roche for the prevention of kidney transplant rejection. Dr. Selick received his B.A. and Ph.D. degrees from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco.

As co-inventor of technology that underlies the Queen et al. patents, Dr. Selick provides the Board with a scientific perspective and a unique appreciation of the Company’s assets. Dr. Selick also provides the Board with operational experience derived from his role as a chief executive officer of a publicly-traded biotechnology company.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NOMINEE, AND

PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF

INSTRUCTIONS TO THE CONTRARY.

Directors Continuing in Office until the 2011 Annual Meeting

Frederick Frank is 77 years old and was elected a director of the Company in March 2009 and serves as our Lead Director. Mr. Frank is Vice Chairman of the Peter J. Solomon Company, and was Vice Chairman of Barclays Capital. Prior to that, he held the positions of Vice Chairman and Director at Lehman Brothers, which was acquired by Barclays in September 2008 and which he joined as a Partner in October 1969. Before coming to Lehman, Mr. Frank was Co-Director of Research and Vice President and Director of Smith, Barney & Co. He is a Chartered Financial Analyst, member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank is a director of Landec Corporation, a publicly-traded company, a member of the advisory boards of the Pharmaceutical Executive Magazine and the Journal of Life Sciences, past Chairman of the Board of the Irvington Institute for Immunological Research and formerly served on the Advisory Board of The Harvard School of Public Health, the Johns Hopkins’ Bloomberg School of Public Health and the Massachusetts Institute of Technology Center for Biomedical Innovation. Mr. Frank is a former director and Chairman of the Board of Epix Pharmaceuticals, Inc., a publicly-traded company. He serves on the Yale School of Management Advisory Board. He holds a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Frank has over 50 years of experience on Wall Street and has been involved in numerous financings and mergers and acquisitions transactions. Mr. Frank provides the Company with complex transaction and financing experience in the public company context and corporate governance expertise based on his years of experience as a director of various public and non-public companies. The Company also values Mr. Frank’s extensive connections within the pharmaceutical and biotech industry sectors and investment community.

Paul W. Sandman is 62 years old and was elected a director of the Company in October 2008. Mr. Sandman served at Boston Scientific Corporation in various management positions from May 1993 to February 2008, most recently as its Executive Vice President, Secretary and General Counsel. From 1984 to April 1993, he served at Wang Laboratories, Inc., most recently as Senior Vice President, General Counsel and Secretary. Mr. Sandman received his A.B. from Boston College and his J.D. from Harvard Law School.

As a former general counsel and executive officer of a major, publicly-traded medical technology company, Mr. Sandman provides the Board with experience in corporate governance and the Litigation Committee of the Board with invaluable experience in intellectual property litigation.

Directors Continuing in Office until the 2012 Annual Meeting

Jody S. Lindell is 58 years old and was elected a director of the Company in March 2009. Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Prior to that, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. Through September 2007, she served as a director and on the Audit and Director’s Loan Committees for First Republic Bank, which was a publicly-traded financial institution that has since been acquired. Ms. Lindell continues to serve on the Advisory Board and Advisors Loan Committee for First Republic Bank. She has also served as a director of The Cooper Companies since March 2006 and is a member of its Audit and Organization and Compensation Committees. She is a Certified Public Accountant (inactive) and holds a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Ms. Lindell had 25 years of experience with KMPG LLP, 16 of which were as an Audit Partner. Ms. Lindell’s knowledge of accounting principles and financial reporting rules and regulations and oversight of the financial reporting process is valued by the Company in her role as a director and a member of our Audit Committee.

John P. McLaughlin is 58 years old and was elected a director of the Company in October 2008. Mr. McLaughlin has been our President and Chief Executive Officer since December 18, 2008 after the Company spun-off Facet Biotech Corporation (Facet Biotech). From November 6, 2008 until the spin-off, he served as a Senior Advisor to the Company. He was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company, from January 2000 to June 2008. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees in the United States House of Representatives, where he drafted numerous measures that became FDA laws. Mr. McLaughlin co-founded and served as Chairman of the Board of Directors of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc. He currently serves as a director of Seattle Genetics, Inc., a publicly-traded biopharmaceutical company, and co-founded and serves as a director of Peak Surgical, Inc., a privately-held medical device company. He received a B.A. from the University of Notre Dame and a J.D. from the Catholic University of America.

Mr. McLaughlin possesses a strong understanding of the biotechnology industry and has experience in development and commercialization of antibodies, corporate licensing and in patent litigation that the Company values. In addition, Mr. McLaughlin provides strategic guidance to our management team and the Board.

Independence of Directors

As required under the NASDAQ Stock Market (NASDAQ) listing standards, a majority of the members of a listed company’s board must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Frank, Mr. Klein, Ms. Lindell, Mr. Sandman and Dr. Selick. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. McLaughlin, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

Our Board, based on the recommendation of our Nominating and Governance Committee, also determined that each member of each of our Compensation Committee, Nominating and Governance Committee and Audit Committees was independent during 2009, and is currently independent, under NASDAQ’s rules for listed companies.

Meetings of the Board of Directors

The Board met thirteen (13) times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal 2009, the Company’s independent directors met five (5) times in regularly scheduled executive sessions at which only independent directors were present.

Information Relating to Committees of the Board

The Board currently has the following committees: Audit Committee, Compensation Committee, Litigation Committee and Nominating and Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including:

•	overseeing the accounting and financial reporting processes and audits of our financial statements;

•	appointing an independent registered public accounting firm to audit our financial statements;

•

overseeing and monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (c) our independent registered public accounting firm’s qualifications, independence and performance and (d) our internal accounting and financial controls;

•	preparing the report that SEC rules require to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflicts of interests or other improprieties;

•

discussing our policies with respect to certain risk assessment, including the risk of fraud, our major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	reviewing our investment policy and evaluating our adherence to such policy with regard to investment of our assets;

•	providing the Board with the results of its monitoring and recommendations; and

•	providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

Our Audit Committee is currently comprised of Mr. Frank, Ms. Lindell and Mr. Sandman. Ms. Lindell is the chairperson of the Audit Committee. Ms. Lindell and Mr. Frank have been determined by the Board to be “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee met eleven (11) times during the fiscal year 2009. The Audit Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

The Board has reviewed the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards).

Report of the Audit Committee of the Board of Directors

The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the fiscal year ending December 31, 2009. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young LLP has provided the Audit Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The independent registered public accounting firm is responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for auditing the effectiveness of our internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management and the independent registered public accounting firm, Ernst & Young LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Jody S. Lindell (chairperson)

Frederick Frank

Paul W. Sandman

Compensation Committee

During 2009, our Compensation Committee was composed of four directors: Mr. Frank, Mr. Klein, Ms. Lindell and Dr. Selick. Mr. Klein acted as chairperson of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee met seven (7) times during the fiscal year 2009.

The Compensation Committee of the Board of Directors is responsible for, among other things:

•

reviewing and approving for our chief executive officer and other executive officers (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements and change in control agreements/provisions and (v) any other benefits, compensation, compensation policies or arrangements;

•	reviewing the effect of the Company’s compensation policies on risk management;

•	reviewing and approving or making recommendations to the Board regarding the compensation policy for such other senior management as directed by the Board;

•	reviewing and approving or making recommendations to the Board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

•

reviewing with management our Compensation Discussion and Analysis and recommending that it be included in our annual proxy statement. Our Compensation Discussion and Analysis discusses the compensation awarded to, earned by or paid to our named executive officers, including (i) the objectives of the Company’s compensation programs, (ii) what each program is designed to reward, (iii) each element of compensation, (iv) why the Compensation Committee chooses to pay each element, (v) how the Compensation Committee determines the amount for each element and (vi) how each element and the Compensation Committee’s decisions related thereto fit into the Company’s overall compensation objectives and affect decisions regarding other elements; and

•

acting as administrator of our compensation plans, including approving amendments to the plans (including approving changes in the number of shares reserved for issuance thereunder) and approving the grant or amendment of equity awards issued pursuant thereto.

The Compensation Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Our Compensation Committee retains its own independent compensation consultants, Radford Surveys + Consulting (Radford), to advise on various matters related to compensation of executive officers and directors and general compensation programs and matters.

Our Compensation Committee generally engages Radford to provide:

•	comparative market data on the executive and board director compensation practices and programs of competitive companies;

•	guidance on industry best practices and emerging trends and developments in executive and board director compensation; and

•

advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including (i) annual base salaries, (ii) target cash bonus amounts, (iii) stock option awards and (iv) restricted stock awards.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee was at any time during 2009 one of our officers or employees. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Litigation Committee

The Litigation Committee is currently composed of three directors: Mr. McLaughlin, Mr. Sandman and Dr. Selick. Mr. Sandman is the chairperson of the Litigation Committee. The Litigation Committee met eleven (11) times during the fiscal year 2009.

The Litigation Committee of the Board of Directors is responsible for, among other things:

•	consulting with management and outside counsel to discuss the initiation of any dispute by us prior to its commencement or the settlement of any dispute prior to its resolution;

•	consulting with management and outside counsel following the initiation of a dispute by a third party or an overture by a third party to settle a dispute;

•	consulting with management and outside counsel regarding the strategy for the management, prosecution and resolution of all disputes;

•	receiving updates on the status of all disputes; and

•	assisting the Board in fulfilling its oversight responsibilities with respect to such disputes.

The Litigation Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Nominating and Governance Committee

During 2009, our Nominating and Governance Committee was composed of three directors: Mr. Frank, Mr. Klein and Mr. Sandman. Mr. Frank is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee met five (5) times during the fiscal year 2009.

The Nominating and Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become Board members;

•	selecting, and recommending to our Board, director nominees for each election of directors;

•	developing, and recommending to our Board, criteria for selecting qualified director candidates;

•	considering committee member qualifications, appointment and removal;

•	considering and articulating the qualities, experiences, skills and attributes that qualify each director to be a member of our Board;

•

assessing the optimum size of our Board and its committees and the needs of our Board for various skills, background and business experience in determining whether it is advisable to consider additional candidates for nomination;

•	assessing the Nominating and Governance Committee’s effectiveness in diversifying the Board;

•	evaluating the effectiveness of the Board’s management structure and articulating why the Board’s current or proposed leadership structure is effective;

•	recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to us; and

•	providing oversight in the evaluation of our Board and each committee of our Board.

Our Nominating and Governance Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Evaluation of Director Nominations

In fulfilling its responsibilities to select and recommend to our Board director nominees for each election of directors, our Nominating and Governance Committee considers the following factors:

•	the appropriate size of our Board and its committees;

•	the perceived needs of our Board for particular skills, diversity, background and business experience;

•	the skills, background, reputation and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other Board members;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

Our Nominating and Governance Committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates, in the judgment of our Nominating and Governance Committee, must also have sufficient time available to perform all Board and committee responsibilities. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, to be in the best interests of the Company and our stockholders.

Our Nominating and Governance Committee annually evaluates our Board members whose terms expire that year and who are willing to continue in service against the criteria set forth above in determining whether to recommend those directors for reelection.

In January 2010, upon recommendation of the Nominating and Governance Committee, the Board amended the Nominating and Governance Committee’s charter to provide, among other things, that diversity, as the Nominating and Governance Committee determines, should be a factor in the Nominating and Governance Committee’s evaluation of candidates. While the Nominating and Governance Committee has not articulated its diversity standards, the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business.

Candidates for Nomination

Candidates for nomination as director come to the attention of our Nominating and Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of our Nominating and Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If our Nominating and Governance Committee believes at any time that it is desirable that our Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if our Nominating and Governance Committee believes it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

Our Nominating and Governance Committee’s policy is to evaluate any recommendation for director nominee proposed by a stockholder, and our Bylaws also permit stockholders to nominate directors for consideration at an Annual Meeting, subject to certain conditions. Any recommendation for director nominee must be submitted in writing to:

PDL BioPharma, Inc.

Attention: Corporate Secretary

932 Southwood Boulevard

Incline Village, Nevada 89451

Our Bylaws require that any director nomination made by a stockholder for consideration at an Annual Meeting must be received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Company’s (or the Company’s predecessor’s) previous year’s annual meeting of stockholders.

Each written notice containing a stockholder nomination of a director at an annual meeting must include as to the stockholder submitting the nomination:

•

the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf a proposal of business or action, or nomination to election of directors, as applicable, is made,

•	the class, series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner,

•

a representation that such stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record by such stockholder and such beneficial owner as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•

any option, warrant, convertible security, stock appreciation right, derivative, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Company, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a Derivative Instrument), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity of such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that such stockholder will notify the Company in writing of any such Derivative Instrument or other direct or indirect opportunity to profit or share in any profit in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company,

•	any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company,

•

any proportionate interest in shares of capital stock of the Company or Derivative Instruments or other direct or indirect opportunity to profit or share in any profit held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

•

any performance related fees (other than an asset based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, or any Derivative Instruments or other direct or indirect opportunity to profit or share in any profit, if any,

•

a description of any agreement, arrangement or understanding with respect to the proposal of business or action or nomination, as applicable, between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that such stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•

a description of any material interest of such stockholder and such beneficial owner, if any, on whose behalf the proposal is made in such business or action, as applicable, and of any material benefit that such stockholder and such beneficial owner, if any, on whose behalf the proposal is made expects or intends to derive from such business or action, as applicable,

•

a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, or nomination, as applicable, or a representation that such stockholder is a holder of record of stock of the Company entitled to consent to corporate action in writing without a meeting, as applicable,

•

a representation whether such stockholder or such beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy (or consent, as applicable) to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, or elect the nominee, as applicable, and/or (ii) otherwise to solicit proxies (or consents, as applicable) from stockholders in support of such proposal, or nomination, as applicable, and

•

any other information that is required to be provided by such stockholder pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), in such stockholder’s capacity as a proponent of a stockholder proposal or nomination, as applicable.

Each written notice containing a stockholder nomination of a director at an annual meeting must include for each person whom the stockholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the person,

•	a statement as to the person’s citizenship,

•	the completed and signed representation and agreement described in the Bylaws,

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the person were a director or executive officer of such registrant,

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

All director nominees must also complete a customary form of director’s questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of our Nominating and Governance Committee.

Code of Ethics

The Company has adopted a Code of Business Conduct (the Conduct Code) that applies to all officers, directors and employees. The Conduct Code is available on our website at www.pdl.com. If we ever were to amend or waive any provision of the Conduct Code, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our Internet website set forth above rather than by filing a Form 8-K.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of chief executive officer and chairperson of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Since March 2009, the Board has been led by a Lead Director instead of a Chairperson. Under our corporate governance principles, the Lead Director of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the chief executive officer as necessary or appropriate). The Board believes this leadership structure has enhanced the Board’s oversight of, and independence from, Company management and our overall corporate governance.

Risk Oversight by the Board

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that the Company faces, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and (iv) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Company’s management prepares periodic reports to the Audit Committee discussing in detail the known and anticipated risks to the Company and the Company’s approach to mitigating such risks. Based on such reports, the Audit Committee makes periodic reports to the Board as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Risk Assessment of Compensation Policies

In January 2010, the Board, with the assistance of management, conducted a risk assessment of the Company’s compensation policies and practices and concluded that they do not motivate imprudent risk taking. In this regard, the Company notes that:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;

•	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value;

•	the Company’s compensation programs are weighted towards cash, and the equity component does not promote unnecessary risk taking; and

•

the Company’s compensation awards are capped at reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Board considered the Company’s long-term strategy, the potential for monetizing some or all of our royalties and the potential short-term nature of the Company, and compared them to the performance metrics and time horizon of the Company’s compensation policies and practices. Based on this assessment, the Board concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

PROPOSAL 2:

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and the Board has directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1986. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Independent Registered Public Accounting Firm Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and 2008, by Ernst & Young LLP, the Company’s independent registered public accounting firm.

($ in thousands)	2009	% of Total	2008	% of Total
Fee Category
Audit Fees(1)	$492	96.7%	$2,075	98.8%
Audit-related Fees(2)	17	3.3%	24	1.1%
Tax Fees(3)	—	—	—	—
All Other Fees(4)	—	—	2	0.1%

Total Fees	$509	100.0%	$2,101	100.0%

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, attestation services surrounding the effectiveness of our internal control environment and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. In 2009, these services include the audit of our subsidiary, QHP Royalty Sub LLC. In 2008, audit fees also included $0.6 million billed for professional services rendered in connection with the audits of Facet Biotech’s consolidated financial statements as of December 31, 2008, 2007 and 2006 and for each of the three years in the period ended December 31, 2008, and the review of Facet Biotech’s consolidated financial statements for the quarterly periods included in Facet Biotech’s Registration Statement on Form 10.
(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In 2009 and 2008, these services include accounting consultations.

(3)	Tax fees consist of fees for tax compliance/preparation and other tax services. No such services were incurred in 2009 or 2008.
(4)	All other fees consist of fees for accounting literature subscription services.

Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, any pre-approval is detailed as to the particular service or category of services and includes an estimate of the related fees. Our Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to our Audit Committee at the next scheduled meeting. During fiscal years 2009 and 2008, our Audit Committee approved all of the Audit Fees, Audit-Related Fees and All Other Fees.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

COMPENSATION OF OUR DIRECTORS AND OFFICERS

Compensation of Directors

In consultation with Radford, our Board established its compensation policy for outside directors in February 2009. The current cash and equity compensation payable to our outside directors is described in this section. Members of our Board who are also employees of the Company are not entitled to any compensation with respect to their service as Board members.

Cash Compensation

Each outside director, other than the Lead Director, will receive a retainer of $75,000 per year and the Lead Director will receive a retainer of $90,000 per year, for his or her service on our Board. Each outside director will also receive annual cash retainers for service on Board committees, as follows:

•

Each member of the Audit Committee, other than the Chairperson of the Audit Committee, will receive a retainer of $15,000 per year and the Chairperson of the Audit Committee will receive a retainer of $30,000 per year, for his or her service on the Audit Committee.

•

Each member of the Compensation Committee, other than the Chairperson of the Compensation Committee, will receive a retainer of $5,000 per year and the Chairperson of the Compensation Committee will receive a retainer of $10,000 per year, for his or her service on the Compensation Committee.

•

Each member of the Litigation Committee, other than the Chairperson of the Litigation Committee, will receive a retainer of $10,000 per year and the Chairperson of the Litigation Committee will receive a retainer of $20,000 per year, for his or her service on the Litigation Committee.

•

Each member of the Nominating and Governance Committee, other than the Chairperson of the Nominating and Governance Committee, will receive a retainer of $2,500 per year and the Chairperson of the Nominating and Governance Committee will receive a retainer of $5,000 per year, for his or her service on the Nominating and Governance Committee.

All cash compensation paid to outside directors for their service on our Board and its committees will be paid on a quarterly basis in arrears.

We also reimburse our directors for their travel expenses for Board and committee meetings. Our Board may sponsor a periodic multi-day off-site meeting to which our Board members may bring their spouses. If we hold such a meeting, we will reimburse our Board members for their spouses’ travel expenses for such off-site meeting and, because these reimbursements are reported as income to the directors, we will pay our directors a tax gross-up payment to make these reimbursements effectively tax neutral to the directors.

Equity Compensation

We provide our outside directors with grants of restricted stock to ensure that our outside directors own common stock in the Company and are aligned with stockholders. As approved last year by our stockholders at the Company’s 2009 Annual Meeting, each of our outside directors receives an annual grant of restricted stock under our 2005 Equity Incentive Plan with a grant date value equal to $50,000, based on the closing price of our common stock on the date of grant. Such grants are made to each current outside director annually at our annual general meeting of stockholders and to each new outside director upon his or her initial election to the Board. Each grant of restricted stock vests on the first anniversary of the grant date so long as the director continues to serve on our Board during the vesting period. During the vesting period, our outside directors have the right to vote their restricted stock and to receive any dividends or distributions paid on their restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting conditions of the original award or March 15th of the year following the payment of such dividend or distribution to all stockholders.

2009 Compensation of Directors

In 2009, our outside directors who served during 2009 on our Board earned the compensation set forth in the table below:

Director	Fees Earned	Stock Awards		Total
Frederick Frank(1)	$83,671	$50,000	(3)	$133,671
Joseph Klein III	$95,412	$50,000	(3)	$145,412
Laurence Korn(2)	$4,417	$—		$4,417
Jody S. Lindell(1)	$86,419	$50,000	(3)	$136,419
Paul W. Sandman	$116,458	$50,000	(3)	$166,458
Harold E. Selick, Ph.D.(1)	$35,333	$42,192	(3)	$77,525

(1)	Each of these directors served a partial year in 2009. Mr. Frank and Ms. Lindell joined the Board in March 2009, and Dr. Selick joined the Board in August 2009.
(2)	Effective February 1, 2009, Mr. Korn resigned from our Board.
(3)

Amounts in this column represent the grant date fair value of the restricted stock granted to our outside directors, as determined in accordance with FASB ASC Topic 718. Our outside directors had the following outstanding restricted stock awards as of December 31, 2009: Mr. Frank 6,983; Mr. Klein 6,983; Ms. Lindell 6,983; Mr. Sandman 6,983 and Dr. Selick 5,011.

Shares subject to options held by our outside directors as of December 31, 2009 are set forth in the table below:

	Shares Subject to Options Held as of December 31, 2009
Director	Vested	Unvested	Total
Joseph Klein III	43,000	—	43,000
Laurence Korn(1)	1,289,250	—	1,289,250
Paul W. Sandman	32,083	10,417	42,500

(1)	All options held by Mr. Korn expired on February 1, 2010, which was one year from his resignation from our Board.

EXECUTIVE OFFICERS

Certain information with respect to our current executive officers is set forth below (other than the information regarding John P. McLaughlin, our President and Chief Executive Officer, which is set forth above under “Proposal 1: Election of Director – Members of Board of Directors”). Under our Bylaws, each executive officer is appointed annually by our Board of Directors, and each holds office until such officer resigns, is removed, is otherwise disqualified to serve or such officer’s successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
John P. McLaughlin	58	President and Chief Executive Officer
Christine Larson	57	Vice President and Chief Financial Officer
Christopher Stone	45	Vice President, General Counsel and Secretary
Karen Wilson	47	Vice President of Finance and Principal Accounting Officer

John P. McLaughlin, please see discussion under “Proposal 1: Election of Director – Members of Board of Directors” for information about John P. McLaughlin.

Christine Larson, our Vice President and Chief Financial Officer, joined the Company in December 2008. She brings more than 20 years of experience as a financial professional to the role. Before joining PDL, Ms. Larson served as a senior manager/director at Grant Thornton, LLP in their Mergers and Acquisitions Advisory group. Prior to that time, Ms. Larson was Chief Financial Officer for TWL Corporation, a publicly-traded, technology-enabled learning company. From 1985 to 1998, Ms. Larson was with Bank of America Corporation, most recently as a senior vice president and managing director and was responsible for business development in their Global Capital Markets group. In this role, Ms. Larson established Bank of America’s equity derivatives business and structured a strategic alliance with a major New York-based investment firm involving a $1 billion plus recapitalization of the firm. Until June 2008, she served as a Board Officer and Vice President of Finance for the California Alumni Association, University of California, Berkeley. She received a B.S. in Food and Nutritional Sciences from the University of California, Berkeley, and an M.B.A. from California State University, East Bay. Ms. Larson is a Certified Public Accountant (inactive) in the State of California.

Christopher Stone, our Vice President, General Counsel and Secretary, joined the Company in February 2009. He brings more than 18 years of legal experience to the role. Before joining PDL, Mr. Stone served as Vice President of Legal Affairs and Corporate Secretary at LS9, an advanced biofuels development company, where his work included a focus on intellectual property protection and licensing. Prior to that time, he was Vice President of Intellectual Assets USA at Danisco A/S, a global producer of food ingredients, enzymes and bio-based solutions. From 1994 to 2005, Mr. Stone was with Genencor International, a biotechnology company which was acquired by Danisco in 2005, most recently as Vice President of Intellectual Property and General Patent Counsel. At Genencor, he handled all intellectual property matters, including developing and implementing an overall strategy for its domestic and international patent estate of approximately 3,700 patents and patent applications, as well as managed multiple litigation and interference proceedings and numerous European patent oppositions. Mr. Stone received a J.D. from the National Law Center at George Washington University and a B.S. in Biochemistry from the University of Massachusetts. He is an active member of the District of Columbia Bar, Nevada Bar and California Bar, and was admitted to practice before the United States Patent & Trademark Office in 1992.

Karen Wilson, our Vice President of Finance and Principal Accounting Officer, joined the Company in April 2009. She brings more than 24 years of accounting experience to the role. Most recently, from 2005 to 2009, Ms. Wilson served as a principal at the consulting firm Wilson Crisler LLC. Previously, from 2001 to 2004, she was Chief Financial Officer of ViroLogic, Inc. (subsequently acquired by Laboratory Corporation of America), a life science company focused on developing and commercializing innovative products to help guide and improve the treatment of infectious diseases, cancer and other serious diseases. Prior to joining ViroLogic, Ms. Wilson served as Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc., a medical device manufacturer, from 1999 to 2001. Prior to that time, Ms. Wilson worked for Deloitte & Touche LLP, a professional services firm, most recently as Senior Manager serving a diverse list of global clients in both the medical and technology fields. Ms. Wilson is a Certified Public Accountant (inactive) in the State of California and received a B.S. in Business from the University of California, Berkeley.

COMPENSATION DISCUSSION & ANALYSIS

Overview

This Compensation Discussion & Analysis describes our compensation program as it relates to our named executive officers set forth below in the Summary Compensation Table. In this Compensation Discussion & Analysis, we first discuss our executive compensation program philosophy and objectives. Next, we review the process the Compensation Committee follows in deciding how to compensate our named executive officers. We then provide a brief overview of the specific elements of our compensation program. Lastly, we present a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our named executive officers for fiscal year 2009 and, to the extent that it is relevant to a fair understanding of our named executive officer’s fiscal year 2009 compensation, the Compensation Committee’s approach to compensation for fiscal year 2010.

Executive Compensation Program Philosophy and Objectives

The Company has a unique business model because we conduct no research, development or commercialization activities, but rather earn substantial revenues from royalties and seek to monetize some or all of our royalties. As a result, the Company has a fixed life largely defined by the terms of our patents, which generally expire at the end of 2014, and the Company’s corporate existence could end earlier if we determine that it is in the best interests of our stockholders to monetize our royalty income before our patents expire. In order to efficiently conduct our operations and achieve our corporate goals, we rely on a small staff of less than ten persons, with our principal place of business being in the state of Nevada.

The Compensation Committee has structured our executive compensation program to take into account our unique business model. Accordingly, the goals of our executive compensation established by the Compensation Committee are fourfold:

•	Structure our compensation plans to effectively motivate our executive leadership to achieve the stated goals of the Company and to perform in a manner that maximizes stockholder value.

•

Offer executive compensation programs that are competitive in the marketplace to enable us to recruit high-quality candidates for senior leadership positions and to retain these executives through appropriate base compensation, equity and cash awards and incentives.

•	Strike a balance of short-term and long-term incentives tied to their individual performance and their contribution to our annual and long-term company-wide goals and objectives.

•	Align the interests of our executive officers and stockholders through the use of equity incentives and ownership requirements of PDL stock.

Our business mission is threefold: (i) manage our intellectual property assets appropriately; (ii) manage patent litigation and other disputes associated with the company’s intellectual property and (iii) enhance stockholder return. Because some of these goals may be accomplished over more than one year, the Compensation Committee has established a compensation program that utilizes a mix of annual and long-term incentives to assure that management and employees are focused on attainment of these corporate goals.

The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals.

Executive Compensation Process

When making executive compensation program decisions, our Compensation Committee has historically begun by reviewing competitive market data. For this purpose, the Compensation Committee has engaged

Radford to provide advice and recommendations on competitive market practice and specific compensation decisions. During fiscal year 2009, Radford was not compensated by the Company other than for its work advising our Compensation Committee.

Due to the Company’s unique business model and circumstances, our Compensation Committee has found it difficult to identify an appropriate group of peer companies against which to benchmark our named executive officers’ compensation. Therefore, our Compensation Committee did not formally approve a specific group of peer companies for fiscal year 2009, although our Compensation Committee reviewed benchmark data as published within the 2008 Radford Global Life Sciences Survey to assist in gathering market competitive compensation data for our named executive officers, specifically focusing on those organizations with revenues between $100 million and $600 million. These companies included: Affymetrix, Biomarin Pharmaceutical, Cepheid, Enzon Pharmaceuticals, Exelixis, Martek Biosciences, Meridian Bioscience, Myriad Genetics, Regeneron Pharmaceuticals, Alkermes, Mentor, Quidel, Albany Molecular Research, Cubist Pharmaceuticals, Nektar Therapeutics, OSI Pharmaceuticals, Vertex Pharmaceuticals, Gen-Probe, Symyx Technologies, Illumina, Caliper Life Sciences, Salix Pharmaceuticals Ltd, Abraxis Bioscience, Emergent Biosolutions, Techne, Kendle International, QLT, Thoratec, United Therapeutics, Medicines Co and Xenoport.

Our Compensation Committee has historically believed that, in order to attract the executive talent necessary to lead the Company, total compensation should be competitive with other similar-sized companies within the biopharmaceutical industry, with base salary, annual bonus and total compensation generally set at the 50th percentile of the market.

In addition to analyzing market compensation data, the Compensation Committee believes that an individual’s qualifications and experience should be considered when making compensation decisions, as should the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our executive officers to relocate proximate to the Company’s headquarters.

The Compensation Committee’s philosophy is to make grants of restricted shares at the time an executive officer is hired as part of their long-term compensation. The Compensation Committee reserves the right to modify this philosophy from time to time if a change is in the interests of the stockholders.

The Compensation Committee has not delegated any of its exclusive power to determine matters of executive compensation and benefits, although the chief executive officer and other members of Company management present industry-specific competitive market data, proposals and recommendations to the Compensation Committee. The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code and related Treasury Department regulations that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year, other than our chief executive officer, to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m). Further, as a result of stockholder approval of our 2005 Equity Incentive Plan and the amended Plan in June 2009, certain performance-based awards granted under the plan are eligible to be fully deducted by the Company. However, the Compensation Committee believes that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1,000,000 annual limit on deductibility, including base salary, annual cash bonuses and time-vested restricted stock.

The Compensation Committee considers the accounting consequences to the Company of different compensation decisions and the impact on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Compensation Program Elements

The annual compensation payable to our executive officers is composed of three elements which are designed together to motivate our officers to perform in a manner that will enable us to meet our strategic goals. These three elements are (i) base salary, (ii) employee benefits and (iii) annual cash bonus.

The long-term incentives, payable to our executive officers under certain pre-specified conditions, include two elements: (i) cash retention incentives and (ii) shares of restricted stock.

In addition, we provide other limited perquisites, benefits and severance.

Each element — and why we pay it — is discussed below.

Executive Officers Hired in Fiscal Year 2009

Christopher Stone

Christopher Stone, our Vice President, General Counsel and Secretary, commenced employment with the Company on February 2, 2009. With respect to the compensation package for Mr. Stone, Mr. McLaughlin made recommendations to our Compensation Committee based on his review of data for biotechnology companies with revenues of $100 to $600 million from the Radford’s 2008 Global Life Sciences Total Direct Compensation Survey. The recommendations made by Mr. McLaughlin to our Compensation Committee for Mr. Stone’s base salary and annual bonus were at the 50th percentile of market. For the long-term incentive, Mr. McLaughlin made recommendations patterned after our Compensation Committee’s approach to Mr. McLaughlin’s long-term incentive, including the same ratio of cash and restricted shares (the details of the long-term incentive is described in more detail in the section titled “Long-Term Incentives” below). Our Compensation Committee accepted Mr. McLaughlin’s recommendations for Mr. Stone’s compensation package and authorized Mr. McLaughlin to negotiate the compensation package for Mr. Stone within certain limited parameters.

Karen Wilson

Karen Wilson, our Vice President of Finance and Principal Accounting Officer, commenced employment with the Company on April 22, 2009. With respect to the compensation package for Ms. Wilson, Ms. Larson made recommendations to our Compensation Committee based on her review of data for global life sciences companies with revenues of $100 to $600 million from the Radford’s 2008 Global Life Sciences Total Direct Compensation Survey. The recommendations made by Ms. Larson to our Compensation Committee for Ms. Wilson were at the 60th percentile of market for base salary and at the 70 th percentile of market for annual bonus. Ms. Larson also recommended a signing bonus, housing assistance of $3,500 per month, and a special retention incentive award comprised of two components: (i) the right to receive a cash payment of $175,000; and (ii) a number of unvested restricted shares of our common stock with a grant value equal to $75,000 (the details of the special retention incentive is described in more detail in the section titled “Long-Term Incentives” below). After discussion regarding the policy to generally target compensation at the 50th percentile of the market and the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our executive officers to relocate proximate to the Company’s headquarters, our Compensation Committee accepted Ms. Larson’s recommendations for Ms. Wilson’s compensation package, except that it approved the reimbursement of up to $5,000 of relocation expenses for Ms. Wilson instead of a signing bonus.

Base Salary

Base salary is the fundamental, fixed element of our executive officers’ compensation and the foundation for each officer’s total compensation.

In order to attract the executive talent necessary to lead the Company, our Compensation Committee believes that base salary should be competitive with other similar-sized companies within the biotechnology industry and based on an individual’s qualifications and experience. As a result, our Compensation Committee decided that base salary should generally be targeted at the 50th percentile of the market. However, as noted above, the Compensation Committee approved base salary at the 60th percentile of the market for Ms. Wilson due to the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our executive officers to relocate proximate to the Company’s headquarters.

Base salaries are reviewed annually and may be adjusted by our Compensation Committee taking into account the individual performance of the executive officer as well as that of the Company as a whole.

The Compensation Committee did not approve increases to the base salaries of any of our named executive officers in fiscal year 2009 due to the fact that Mr. McLaughlin and Ms. Larson commenced employment in late 2008 and Mr. Stone and Ms. Wilson commenced employment in 2009. The fiscal year 2009 base salaries for our named executive officers are set forth in the chart below:

Name	Title	2009 Base Salary		% Increase
John P. McLaughlin	President and Chief Executive Officer	$500,000		n/a
Christine Larson	Vice President and Chief Financial Officer	$350,000		n/a
Christopher Stone	Vice President and General Counsel	$310,000	(1)	n/a
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$250,000	(2)	n/a

(1)

The actual base salary received by Mr. Stone and reflected in the Summary Compensation table is less than the amount referenced here, reflecting the fact that Mr. Stone commenced employment with the Company on February 2, 2009.

(2)

The actual base salary received by Ms. Wilson and reflected in the Summary Compensation table is less than the amount referenced here, reflecting the fact that Ms. Wilson commenced employment with the Company on April 22, 2009.

Employee Benefits

We provide our employees, including our named executive officers, with customary benefits, including medical, dental, vision and life insurance coverage, short-term and long-term disability coverage and the ability to participate in our 401(k) plan, which provides for a Company matching contribution up to certain limits. The costs of our insurance coverage benefits are largely borne by us; however, employees do pay portions of the premiums for some of these benefits. We believe that these benefits are of the type customarily offered to employees by our peer group and in our industry.

This element of compensation is intended to provide assurance of financial support in the event of illness or injury and encourage retirement savings through a 401(k) plan.

Annual Cash Bonus

Another component of our named executive officers’ total compensation is the annual cash bonus. The annual cash bonus is intended to encourage high levels of individual and Company performance by rewarding our named executive officers for their individual contributions and our overall performance during the year.

As noted above, in order to attract the executive talent necessary to lead the Company, our Compensation Committee believes that total compensation should be competitive with other similar-sized companies within the biotechnology industry and based on an individual’s qualifications and experience. Furthermore, our Compensation Committee also believes that a significant portion of a named executive officer’s compensation should be based on Company and individual performance. As a result, we provide our named executive officers with an annual cash bonus opportunity that can be earned based on achievement of certain predetermined corporate and individual performance goals. Like base salary, the annual cash bonus in 2009 was targeted at the market 50th percentile for each executive. This resulted in a target total cash compensation (base salary plus annual cash bonus) at the market 50th percentile for each executive. However, as noted above, the Compensation Committee approved an annual cash bonus at the 70th percentile of the market for Ms. Wilson due to the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our executive officers to relocate proximate to the Company’s headquarters.

For 2009, the Compensation Committee established the 2009 Annual Bonus Plan. As part of that plan, it reviewed and approved corporate goals and individual goals for our officers as well as the weighting of corporate and individual goals in determining their bonus. That information is set forth in the chart below:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2009 Corporate Goals/ 2009 Individual Goals
John P. McLaughlin	President and Chief Executive Officer	50%	75%	100%/0%
Christine Larson	Vice President and Chief Financial Officer	40%	60%	75%/25%
Christopher Stone	Vice President and General Counsel	40%	60%	75%/25%
Karen Wilson	Vice President of Finance and Principal Accounting Officer	35%	52.5%	75%/25%

In determining the appropriate ratio of corporate goals and individual goals for measuring overall performance, the Compensation Committee determined that the president and chief executive officer should be measured by the overall performance with respect to corporate goals. With respect to other executive officers, the Compensation Committee determined that the ratio should be heavily skewed toward the attainment of the corporate goals, but also recognized that, in a company with a small staff such as PDL, some weight should be accorded to the attainment of individual goals because the individual goals contribute toward attainment of the corporate goals. Our corporate goals for 2009 and the relative weight ascribed to them are set forth in the chart below:

2009 Corporate Goal	Weight
Establish a policy with respect to dividends, share repurchases and convertible debt buy-backs, implement and continuously review	20%
Obtain agreement from licensees for more data on royalty rates and identification of products to provide better transparency to stockholders	5%
Initiate monetization process and determine its viability for all or part of royalty portfolio	30%
Manage intellectual property including disputes	30%
Implement new accounting system and SOX controls	10%
Develop licensing strategy and seek licenses under Queen et al. patents	5%

Total	100%

Christine Larson

Goals for 2009 for Christine Larson, our Chief Financial Officer, include, in hierarchical order: (i) establishment, implementation and continuous review of policies with respect to the payment of dividends, repurchase of shares of our common stock and buying back our convertible debt; (ii) management of our monetization efforts; (iii) establishment of a foreign currency hedging program; (iv) management of the investment of cash in compliance with our approved Investment Policy; and (v) implementation of our new accounting processes and Sarbanes-Oxley compliance measures. A specific value is not attached to each goal.

Christopher Stone

Goals for 2009 for Christopher Stone, our Vice President and General Counsel, include, in hierarchical order: (i) manage intellectual property disputes; (ii) initiate monetization process; and (iii) develop licensing strategy and manage licenses. A specific value is not attached to each goal.

Karen Wilson

Goals for 2009 for Karen Wilson, our Vice President of Finance and Principal Accounting Officer, include, in hierarchical order: (i) establish accounting and internal control infrastructure; (ii) manage implementation of our new accounting processes and Sarbanes-Oxley compliance measures and ensure compliance with the same; (iii) manage general ledger conversion and ensure consistency of reporting with prior years; (iv) develop monthly close process and oversee timely close on a monthly basis; (v) oversee annual audit and quarterly reviews with Company accountants; (vi) support the preparation of periodic SEC reports; (vii) develop revenue, cash management and investment reporting in support of periodic performance measurement; and (viii) manage payroll and stock administration processes and ensure accuracy and legal compliance. A specific value is not attached to each goal.

Performance Evaluations

The 2009 Annual Bonus Plan requires that our chief executive officer conduct the performance reviews of our other named executive officers, which is then reviewed by our Compensation Committee. Following these assessments, our Compensation Committee will then determine the amount of bonus for our other named executive officers. Our Compensation Committee will be responsible for evaluating our chief executive officer’s performance. Our Compensation Committee will then make a recommendation to the Board regarding the amount of his bonus for approval by the Board.

In January 2010, the Compensation Committee evaluated the Company’s performance against the 2009 corporate performance goals established for the Company’s 2009 Annual Bonus Plan. The Compensation Committee determined that 100% of the corporate goals were achieved and, based on the Company’s overall strong performance in 2009, the Compensation Committee further determined that the percent of corporate achievement that would be used for purposes of determining 2009 bonuses would be 105%. The Compensation Committee then reviewed the individual 2009 performance of each of the Company’s named executive officers and, specifically, their level of achievement of the individual goals established for them at the beginning of 2009, their management and leadership, their professional contributions and their technical and organizational contributions. Since Mr. McLaughlin’s 2009 bonus was to be determined based solely of the level of corporate achievement, the Compensation Committee did not have extensive discussions regarding Mr. McLaughlin’s individual performance. The Compensation Committee determined that Ms. Larson and Mr. Stone each exceeded their individual goals in almost every category for 2009 (with Ms. Larson and Mr. Stone exceeding or meeting expectations on all individual goals) and, as a result, the percent of individual achievement that would be used for determining Ms. Larson’s and Mr. Stone’s 2009 bonus would be 110%. With respect to Ms. Wilson, the Compensation Committee determined that she exceeded the majority of her individual goals for 2009 and otherwise generally met her individual goals for 2009 (with Ms. Wilson exceeding or meeting expectations on all of her individual goals, except not quite meeting expectations on her efforts related to developing certain reporting in support of periodic performance measurement) and, as a result, the percent of individual achievement that would be used for determining Ms. Wilson’s 2009 bonus would be 90%. Following this review, the Compensation Committee recommended to the Board, and the Board approved, the following 2009 Annual Bonus Plan bonuses be paid to each of the named executive officers:

Name	Title	Corporate/ Individual Goals Ratio	2009 Target Bonus	2009 Bonus
John P. McLaughlin	President and Chief Executive Officer	100%/0%	$250,000	$262,500
Christine Larson	Vice President and Chief Financial Officer	75%/25%	$140,000	$148,750
Christopher Stone	Vice President and General Counsel	75%/25%	$124,000	$131,750
Karen Wilson	Vice President of Finance and Principal Accounting Officer	75%/25%	$58,336(1)	$59,358(1)

(1)	Per the 2009 Annual Bonus Plan, Ms. Wilson’s 2009 bonus has been prorated to reflect that she was employed by the Company for 8 months of 2009.

Long-Term Incentives

The attainment of one of the business missions of the Company, monetization of its royalty income on acceptable terms, could increase stockholder return, effect a change of control and eventually result in the termination of employment of our named executive officers. Further, attainment of this goal, if feasible and in the best interests of our stockholders, could take one or more transactions and might require more than one year to accomplish. Cognizant of these parameters, the Compensation Committee fashioned a program of long-term incentives, utilizing a mix of 70% cash and 30% restricted shares. The Compensation Committee believes that it is important to include a significant cash component because the accomplishment of a monetization transaction may result in a change in control and the loss of employment for some or all of the named executive officers. The cash component is intended to serve the dual purpose of aligning the officers with stockholders to accomplish a monetization transaction, if feasible, on acceptable terms and financial support in the likely event that the officers are terminated following such a transaction. Inclusion of the equity component helps further ensure the alignment of management with the stockholders by ensuring that only monetization transactions on terms attractive to equity holders are implemented.

Offer letters entered into with each of our named executive officers provide for the grant of a special retention incentive award comprised of two components: (i) the right to receive a cash payment and (ii) a number of unvested restricted shares of our common stock with a specific grant value. For this purpose, the grant value means the average of the closing prices of our common stock for the first 10 trading days following December 18, 2008 for Mr. McLaughlin and Ms. Larson and the officer’s hire date for Mr. Stone and Ms. Wilson. Subject to their continued employment with the Company, the special retention incentive award will vest and become payable upon the earlier to occur of (i) either (a) a merger or sale of the Company or a sale of all or substantially all of the Company’s assets or (b) any securitization or other monetization of all or substantially all of the Company’s assets or (ii) December 18, 2010, for Mr. McLaughlin and Ms. Larson, or December 19, 2010, for Mr. Stone and Ms. Wilson. If any dividends or other distributions are paid on the Company’s common stock before the vesting of the special retention incentive award, such dividends or other distributions payable with respect to the special retention incentive award restricted shares shall be credited to an account in each named executive officer’s name and shall vest and be payable if and when the special retention incentive award vests.

The amount of each special retention incentive awarded to each named executive officer is set forth in the chart below:

Name	Title	Cash	Restricted Shares
John P. McLaughlin	President and Chief Executive Officer	$700,000	47,916
Christine Larson	Vice President and Chief Financial Officer	$420,000	28,749
Christopher Stone	Vice President and General Counsel	$385,000	25,846
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$175,000	10,494

All Other Compensation

We generally do not offer perquisites to our named executive officers. However, due to the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our executive officers to relocate proximate to the Company’s headquarters, the Compensation Committee decided to provide housing assistance to Ms. Larson ($4,000 per month) and Ms. Wilson ($3,500 per month through April 22, 2011) and a one-time reimbursement of relocation expenses for Ms. Larson ($10,000) and Ms. Wilson ($5,000).

Severance Benefits

Historically, we maintained a comprehensive change in control and severance program for our officers that was intended to retain our officers during the pendency of a proposed change of control transaction and to align the interests of our officers with our stockholders in the event of a change in control. We offered this program based on our belief that proposed or actual change in control transactions can adversely impact the morale of officers and create uncertainty regarding their continued employment.

One of our goals is to explore whether it is feasible to monetize some or all of our royalty income on attractive terms to enhance the return for our stockholders. One possible consequence of such an effort is a change in control of the Company. Knowing that such an outcome was possible, and even desirable for our stockholders if attainable on attractive terms, our Compensation Committee determined that continuing this comprehensive change of control program would not be appropriate.

In addition, as explained in greater detail under “Potential Payments upon Termination or Change in Control,” we currently have severance agreements with all of our named executive officers.

The Compensation Committee revised the severance program applicable to its executive officers. Pursuant to the offer letters, if the employment of any of our named executive officers is terminated without “cause,” or the officer resigns for “good reason,” (in each case, as defined in the applicable offer letters) prior to the officer’s entitlement to the special retention incentive, the officer is entitled to receive, within five days of his or her separation from service, a lump sum cash payment equal to the amounts set forth in the chart below:

Name	Title	Severance
John P. McLaughlin	President and Chief Executive Officer	100% of base salary and target bonus

Christine Larson	Vice President and Chief Financial Officer	50% of base salary and target bonus

Christopher Stone	Vice President and General Counsel	50% of base salary and target bonus

Karen Wilson	Vice President of Finance and Principal Accounting Officer	25% of base salary and target bonus

Approach to Fiscal Year 2010 Compensation

•

Peer Group—Due to the Company’s unique business model and the difficulty of finding equivalent companies that are appropriate peer companies, the Compensation Committee has decided that it is not in the best interest of the Company or its stockholders to exclusively look to compensation paid to executives at a specific group of peer companies, or to attempt to set such compensation at the 50th percentile of the market, when making decisions regarding named executive officer compensation, but instead to review all relevant information and data available when making such decisions, including information related to other company compensation and survey information.

•

Base Salaries—For fiscal year 2010, the Compensation Committee reviewed the base salary and performance of each of our named executive officers as well as the performance of the Company. Radford provided advice and recommendations on competitive market practice and specific compensation decisions to the Compensation Committee. The Compensation Committee determined to raise the named executive officers’ salaries to adjust for cost of living with a slightly lesser increase for Ms. Wilson to take into account the fact that her initial base salary was set slightly higher than the other named executive officers by reference to the market data. The fiscal year 2010 base salaries for our named executive officers are set forth in the chart below:

Name	Title	2010 Base Salary	% Increase
John P. McLaughlin	President and Chief Executive Officer	$515,000	3%
Christine Larson	Vice President and Chief Financial Officer	$360,500	3%
Christopher Stone	Vice President and General Counsel	$319,300	3%
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$255,000	2%

•

Annual Cash Bonus— For fiscal year 2010, the Compensation Committee established the 2010 Annual Bonus Plan. As part of that plan, the Board reviewed and approved the Company’s corporate goals for 2010, and the Compensation Committee reviewed and approved individual goals for our officers as well as the weighting of corporate and individual goals in determining their bonus for fiscal year 2010. That information is set forth in the chart below:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2010 Corporate Goals/ 2010 Individual Goals
John P. McLaughlin	President and Chief Executive Officer	50%	75%	100%/0%
Christine Larson	Vice President and Chief Financial Officer	40%	60%	75%/25%
Christopher Stone	Vice President and General Counsel	40%	60%	75%/25%
Karen Wilson	Vice President of Finance and Principal Accounting Officer	35%	52.5%	75%/25%

The Compensation Committee used the percentages for target bonus that it approved and used in 2009. In determining the appropriate ratio of corporate goals and individual goals for measuring overall performance, the Compensation Committee determined that the President and Chief Executive Officer should be measured by the overall performance with respect to corporate goals. With respect to other executive officers, the Compensation Committee determined that the ratio should be heavily skewed toward the attainment of the corporate goals, but also recognized that, in a company with a small staff such as PDL, some weight should be accorded to the attainment of individual goals because the individual goals contribute toward attainment of the corporate goals.

•	Long-Term Incentives—For fiscal year 2010, the Compensation Committee has made no changes to the long-term incentives currently in place.

Stock Ownership Guidelines

Our Board believes that ownership of our common stock by our officers and directors promotes a focus on long-term growth and aligns the interests of our officers and directors with those of our stockholders. As a result, our Board adopted stock ownership guidelines stating that our outside directors, our chief executive officer and our other five most-highly-compensated officers (based on annual base salary), should maintain certain minimum ownership levels of our common stock.

Our stock ownership guidelines encourage the following levels of ownership:

•

Each outside director should own shares of common stock with a value of at least three times the annual cash retainer we pay to the outside director not later than seven years after the date the person initially becomes a outside director;

•

Our chief executive officer should own shares of common stock with a value of at least three times the chief executive officer’s annual base salary not later than seven years after the date the person initially becomes chief executive officer; and

•

Our five most-highly-compensated officers (based on annual base salary), other than our chief executive officer, should own shares of common stock with a value of at least two times the officer’s annual base salary not later than seven years after the date the person initially becomes such an officer.

The Board is permitted, in its discretion, to waive the application of our stock ownership guidelines to any covered individual if it determines that, as a result of the individual’s personal circumstances, application of the ownership guidelines would result in a hardship.

Prohibition Against Certain Equity Transactions

Our Trading Compliance Policy prohibits our officers from engaging in “short” sales and hedging or monetization transactions which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short” sales because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our officers are also prohibited under our Trading Compliance Policy from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow a party to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an officer were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully Submitted By:

The Compensation Committee

Joseph Klein III (chairperson)

Frederick Frank

Jody S. Lindell

Barry Selick

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned by our chief executive officer, our chief financial officer, and our two other executive officers (the named executive officers) during 2009:

Name and Title	Year	Salary		Stock Awards(1)	Option Awards(1)		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
John P. McLaughlin	2009	$500,000		$300,000	$—		$262,500	$16,072	(7)	$1,078,572
Chief Executive Officer	2008	$76,923	(2)		$134,010	(6)	$62,500	$357		$273,790

Christine Larson	2009	$350,000		$180,000	$—		$148,750	$62,116	(8)	$740,866
Chief Financial Officer	2008	$17,500	(3)		$—		$—	$2,000		$19,500

Christopher Stone Vice President and General Counsel	2009	$284,167	(4)	$165,000	$—		$131,750	$11,578	(7)	$592,495

Karen Wilson Vice President of Finance and Principal Accounting Officer	2009	$173,296	(5)	$75,000	$—		$59,358	$38,119	(9)	$345,773

(1)

Amounts in these columns represent the grant date fair value of stock awards and stock options granted in 2009 and 2008, as determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for awards granted in 2009 and 2008 are included in Note 3 to PDL’s audited financial statements for fiscal year ended December 31, 2009 included in PDL’s Annual Report on Form 10-K filed with the SEC on March 1, 2010.

(2)

Mr. McLaughlin’s annual base salary for 2008 was $500,000. The amount of salary reflected in this column is lower than his annual base salary because Mr. McLaughlin was an outside director on our Board until he joined the Company as a Special Advisor on November 6, 2008 and became our chief executive officer on December 18, 2008.

(3)

Ms. Larson’s annual base salary for 2008 was $350,000. The amount of salary reflected in this column is lower than her annual base salary because Ms. Larson joined PDL as Senior Financial Advisor effective December 15, 2008 and became our chief financial officer on December 18, 2008.

(4)	Mr. Stone’s annual base salary for 2009 was $310,000. The amount of salary reflected in this column is lower than his annual base salary because Mr. Stone joined PDL in February 2009.
(5)	Ms. Wilson’s annual base salary for 2009 was $250,000. The amount of salary reflected in this column is lower than her annual base salary because Ms. Wilson joined PDL in April 2009.
(6)	This option was granted to Mr. McLaughlin with respect to his service as an outside director.
(7)	Consists of (i) matching contributions we made to the officer’s 401(k) plan and (ii) insurance premiums paid with respect to life insurance for the benefit of the officer.
(8)

Consists of (i) matching contributions we made to Ms. Larson’s 401(k) plan, (ii) insurance premiums paid with respect to life insurance for the benefit of Ms. Larson and (iii) housing allowance of $48,000 pursuant to our employment offer letter with Ms. Larson.

(9)

Consists of (i) matching contributions we made to Ms. Wilson’s 401(k) plan, (ii) insurance premiums paid with respect to life insurance for the benefit of Ms. Wilson and (iii) housing allowance of $28,000 and moving expenses reimbursement pursuant to our employment offer letter with Ms. Wilson.

Grants of Plan-Based Awards During 2009

The following table lists each grant of plan-based awards made by PDL during 2009 to our named executive officers:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
John P. McLaughlin	1/2/2009	47,916	$300,000
Christine Larson	1/2/2009	28,749	$180,000
Christopher Stone	2/17/2009	25,846	$165,000
Karen Wilson	5/7/2009	10,494	$75,000

Employment Arrangements

John P. McLaughlin

We entered into an employment offer letter with John P. McLaughlin on November 4, 2008, pursuant to which Mr. McLaughlin agreed to join the Company as Senior Advisor effective November 6, 2008. On December 18, 2008, Mr. McLaughlin was appointed our President and Chief Executive Officer. Pursuant to his offer letter, Mr. McLaughlin is an at-will employee and earns an annual base salary of $500,000. Mr. McLaughlin’s annual target bonus is 50% of his annual base salary, with the actual amount earned dependent upon company and individual performance. The details of Mr. McLaughlin’s long-term incentive are described in the section titled “Compensation Discussion & Analysis” above.

Pursuant to his offer letter, if the employment of Mr. McLaughlin is terminated by us without cause, or he resigns for good reason, but prior to his entitlement to the special retention incentive, Mr. McLaughlin is entitled to receive, within five days of his separation from service, a lump sum cash payment equal to the sum of his annual base salary and target bonus.

Christine Larson

We entered into an employment offer letter with Christine Larson on December 15, 2008, pursuant to which Ms. Larson agreed to join PDL as Senior Financial Advisor effective December 15, 2008. On December 18, 2008, Ms. Larson was appointed our Vice President and Chief Financial Officer. Pursuant to her offer letter, Ms. Larson serves as an at-will employee and earns an annual base salary of $350,000. Ms. Larson’s annual target bonus is equal to 40% of her annual base salary, with the actual amount earned dependent upon company and individual performance. Pursuant to her offer letter, we also agreed to provide assistance to Ms. Larson to rent housing in Nevada near our corporate headquarters and will pay her a housing allowance of $4,000 per month for the duration of her employment with us. In addition, we agreed to reimburse Ms. Larson up to $10,000 for her moving expenses. The details of Ms. Larson’s long-term incentive are described in the section titled “Compensation Discussion & Analysis” above.

Pursuant to her offer letter, if the employment of Ms. Larson is terminated by us without cause, or she resigns for good reason, following her accession to the Chief Financial Officer position, but prior to her entitlement to the special retention incentive, Ms. Larson is entitled to receive, within five days of her separation from service, a lump sum cash payment equal to 50% of the sum of her annual base salary and target bonus.

Christopher Stone

We entered into an employment offer letter with Christopher Stone on December 30, 2008, pursuant to which Mr. Stone agreed to join PDL as Vice President and General Counsel effective February 2, 2009. Pursuant to his offer letter, Mr. Stone serves as an at-will employee and earns an annual base salary of $310,000. Mr. Stone’s annual target bonus is equal to 40% of his annual base salary, with the actual amount earned dependent upon company and individual performance. The details of Mr. Stone’s long-term incentive are described in the section titled “Compensation Discussion & Analysis” above.

Pursuant to his offer letter, if the employment of Mr. Stone is terminated by us without cause, or he resigns for good reason, but prior to his entitlement to the special retention incentive, Mr. Stone is entitled to receive, within five days of his separation from service, a lump sum cash payment equal to 50% of the sum of his annual base salary and target bonus.

Karen Wilson

We entered into an employment offer letter with Karen Wilson on April 22, 2009, pursuant to which Ms. Wilson agreed to join PDL as Vice President of Finance and Principal Accounting Officer effective

April 22, 2009. Pursuant to her offer letter, Ms. Wilson serves as an at-will employee and earns an annual base salary of $250,000. Ms. Wilson’s annual target bonus is equal to 35% of her annual base salary, with the actual amount earned dependent upon company and individual performance. Pursuant to her offer letter, we also agreed to provide assistance to Ms. Wilson to rent housing in Nevada near our corporate headquarters and will pay her a housing allowance of $3,500 per month for one year from her employment date with the Company. The Compensation Committee has extended Ms. Wilson’s housing allowance entitlement through April 22, 2011, subject to Ms. Wilson’s continued employment. In addition, we agreed to reimburse Ms. Wilson up to $5,000 for her moving expenses. The details of Ms. Wilson’s long-term incentive are described in the section titled “Compensation Discussion & Analysis” above.

Pursuant to her offer letter, if the employment of Ms. Wilson is terminated by us without cause, or she resigns for good reason, but prior to her entitlement to the special retention incentive, Ms. Wilson is entitled to receive, within five days of her separation from service, a lump sum cash payment equal to 25% of the sum of her annual base salary and target bonus.

Outstanding Equity Awards at December 31, 2009

The following table sets forth information concerning stock options and stock awards held by the named executive officers as of December 31, 2009. The market and payout values for unvested stock awards are calculated based on a market value of $6.86 per share (the closing market price of PDL’s Common Stock on December 31, 2009) multiplied by the number of shares subject to the award:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date(1)	Number of Shares of Stock that Have Not Vested	Market Value of Shares of Stock That Have Not Vested
Name	Exercisable		Unexercisable
John P. McLaughlin	4,668	(2)	10,417	(2)(3)	$5.414	10/8/2015	47,916(4)	$328,704(6)
Christine Larson	—		—		$—	—	28,749(4)	$197,218(7)
Christopher Stone	—		—		$—	—	25,846(5)	$177,304(8)
Karen Wilson	—		—		$—	—	10,494(5)	$71,989(9)

(1)	The expiration date of this stock option is seven years from its grant date.
(2)	The shares subject to this option were granted with respect to Mr. McLaughlin’s service as an outside director.
(3)	Approximately 1,042 shares of this option award vested on January 8, 2010 and approximately 1,042 of shares of this option award will vest monthly thereafter.
(4)

This stock award will vest and become payable upon the earlier to occur of (i) December 18, 2010 or (ii) either (a) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets or (b) any securitization or other monetization of all or substantially all of PDL’s assets.

(5)

This stock award will vest and become payable upon the earlier to occur of (i) December 19, 2010 or (ii) either (a) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets or (b) any securitization or other monetization of all or substantially all of PDL’s assets.

(6)	As of December 31, 2009, there were accrued dividends of $127,936 which will become payable when and if the stock award vests.
(7)	As of December 31, 2009, there were accrued dividends of $76,760 which will become payable when and if the stock award vests.
(8)	As of December 31, 2009, there were accrued dividends of $69,009 which will become payable when and if the stock award vests.
(9)	As of December 31, 2009, there were accrued dividends of $22,772 which will become payable when and if the stock award vests.

Option Exercises and Stock Vested in 2009

The following table lists the number of shares of PDL common stock acquired upon exercise of options by each named executive officer during 2009. No shares of restricted PDL common stock held by a named executive officer vested during 2009:

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
John P. McLaughlin	28,415	$91,667
Christine Larson	—	$—
Christopher Stone	—	$—
Karen Wilson	—	$—

(1)	Value realized on exercise equals the aggregate differences between the market price and the exercise price at the time of each option exercise.

Potential Payments Upon Termination or Change in Control

If the employment of our current named executive officers were terminated by the Company without cause or by the executive for good reason, as defined in the applicable offer letter, on December 31, 2009, and other than in connection with a merger or sale of PDL, a sale of all or substantially all of PDL’s assets, or any securitization or other monetization of all or substantially all of PDL’s assets, each executive officer would have been entitled to lump sum cash payments from PDL as follows:

•	Mr. McLaughlin—$750,000

•	Ms. Larson—$245,000

•	Mr. Stone—$217,000

•	Ms. Wilson—$84,375

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise specified, the following table sets forth certain information regarding beneficial ownership of our common stock as of April 1, 2010 with respect to our officers and directors, and as of the date noted below for those persons or groups that beneficially hold more than 5% of our outstanding shares of common stock. The table contains ownership information for:

•	each person who is known by us, based on the records of our transfer agent and relevant documents filed with the SEC, to own beneficially more than 5% of the outstanding shares of our common stock;

•	each member of or nominee to our Board;

•	each of our named executive officers; and

•	all members of our Board and our executive officers as a group.

Unless otherwise specified, the address of each named individual in the table below is the address of the Company:

Name of Beneficial Owner or Identity of Group(1)	Shares Beneficially Owned	Percent of Outstanding
Iridian Asset Management LLC(2)	10,749,779	9.0%
276 Post Road West
Westport, CT 06880

Renaissance Technologies LLC(3)	9,727,054	8.1%
800 Third Avenue
New York, NY 10022

FMR LLC(4)	8,687,488	7.3%
82 Devonshire Street
Boston, MA 02109

BlackRock, Inc.	8,392,684	7.0%
40 East 52nd Street
New York, NY 10022

Whitebox Advisors, LLC(5)	7,226,242	5.7%
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416

John P. McLaughlin(6)	86,207	*

Frederick Frank(7)	6,983	*

Joseph Klein, III(8)	59,994	*

Jody S. Lindell(7)	9,983	*

Paul W. Sandman(9)	54,274	*

Harold Selick(10)	5,011	*

Christine Larson(11)	28,749	*

Christopher Stone(12)	25,846	*

Karen Wilson(13)	10,494	*

All named executive officers and directors as a group (9 persons)(14)	287,541	*

*	less than 1%

(1)

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)

All information included in this footnote and table regarding the beneficial ownership of Iridian Asset Management LLC (Iridian), David L. Cohen and Harold J. Levy (collectively, the Reporting Persons) is based on our review of Schedule 13G filed with the SEC on January 28, 2010. Effective June 30, 2009, Mr. Cohen and Mr. Levy indirectly acquired ownership and control of 100% of the equity interest of Iridian from BIAM (US) Inc., an indirect wholly owned subsidiary of The Governor and Company of the Bank of Ireland. Thus, on that date, Mr. Cohen and Mr. Levy may be deemed to have acquired beneficial ownership of all shares of our common stock beneficially owned by Iridian. Iridian is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5% by Mr. Cohen, 12.5% by Mr. Levy, 37.5% by LLMD LLC, a Delaware limited liability company, and 37.5% by ALHERO LLC, a Delaware limited liability company. LLMD LLC is owned 1% by Cohen, and 99% by a family trust controlled by Cohen. ALHERO LLC is owned 1% by Levy and 99% by a family trust controlled by Levy.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
Iridian	—	10,749,779	—	10,749,779
David L. Cohen	—	10,749,779	—	10,749,779
Harold J. Levy	—	10,749,779	—	10,749,779
Arovid Associates LLC	—	10,749,779	—	10,749,779
LLMD LLC	—	10,749,779	—	10,749,779
ALHERO LLC	—	10,749,779	—	10,749,779

(3)

All information included in this footnote and table and this footnote regarding the beneficial ownership of Renaissance Technologies LLC (RTC) and James H. Simons, both of whose principal business address is 800 Third Avenue, New York, New York 10022, is based on our review of Schedule 13G filed with the SEC on February 11, 2010. Dr. Simons is a United States citizen, and RTC is a Delaware limited liability company.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
RTC	9,530,425	—	9,727,964	90
James E. Simons	9,530,425	—	9,727,964	90

(4)

All information included in this footnote and table regarding the beneficial ownership of Fidelity Management & Research Company (Fidelity), whose principal business address is 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is based on our review of Schedule 13G filed with the SEC on February 16, 2010. Fidelity is the beneficial owner of 8,584,894 shares or 7.167% of our outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of shares of our common stock owned by the investment companies at December 31, 2009 included 14,315 shares of our common stock resulting from the assumed conversion of $120,000 principal amount of our 2.00% Convertible Senior Notes due February 15, 2012 (119.294 shares of our common stock for each $1,000 principal amount of debenture).

As described in Schedule 13G filed with the SEC on February 16, 2010, Edward C. Johnson, 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 8,584,894 shares owned by the Funds (as that term is defined by Fidelity in its related filings with the SEC).

As described in Schedule 13G filed with the SEC on February 16, 2010, members of the family of Mr. Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of

FMR LLC, representing 49% of the voting power of FMR LLC (the Johnson Family Group). The Johnson Family Group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through the Johnson Family Group’s ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson Family Group may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

As described in Schedule 13G filed with the SEC on February 16, 2010, neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds (as that term is defined by Fidelity in its related filings with the SEC), which power resides with the Funds’ (as that term is defined by Fidelity in its related filings with the SEC) Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

As described in Schedule 13G filed with the SEC on February 16, 2010, Pyramis Global Advisors, LLC (PGALLC), whose principal business address is 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 93,050 shares or 0.078% of our outstanding common stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. The number of shares of our common stock owned by the institutional account(s) at December 31, 2009 included 93,050 shares of our common stock resulting from the assumed conversion of $780,000 principal amount of our 2.00% Convertible Senior Notes due February 15, 2012 (119.294 shares of our common stock for each $1,000 principal amount of debenture).

As described in Schedule 13G filed with the SEC on February 16, 2010, Mr. Johnson and FMR LLC, through its control of PGALLC, each has sole dispositive power over 93,050 shares and sole power to vote or to direct the voting of 93,050 shares of our common stock owned by the institutional accounts or funds advised by PGALLC as reported above.

As described in Schedule 13G filed with the SEC on February 16, 2010, Pyramis Global Advisors Trust Company (PGATC), whose principal business address is 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 9,544 shares or 0.008% of our outstanding common stock as a result of its serving as investment manager of institutional accounts owning such shares. The number of shares of our common stock owned by the institutional account(s) at December 31, 2009 included 9,544 shares of our common stock resulting from the assumed conversion of $80,000 principal amount of our 2.00% Convertible Senior Notes due February 15, 2012 (119.294 shares of our common stock for each $1,000 principal amount of debenture).

As described in Schedule 13G filed with the SEC on February 16, 2010, Mr. Johnson and FMR LLC, through its control of PGATC, each has sole dispositive power over 9,544 shares and sole power to vote or to direct the voting of 9,544 shares of our common stock owned by the institutional accounts managed by PGATC as reported above.

(5)

All information in this footnote and table regarding the beneficial ownership of Whitebox Advisors, LLC, whose principal business address is 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416, a Delaware limited liability company (WA), is based on our review of Schedule 13G filed with the SEC on February 10, 2010. WA, acting as an investment adviser to its client as described in Schedule 13G filed with the SEC on February 10, 2010, is deemed to be the beneficial owner of 7,226,242 shares of our common stock. Whitebox Convertible Arbitrage Advisors, LLC, a Delaware limited liability company (WCAA), is deemed to beneficially own 2,879,410 shares of our common stock; Whitebox Convertible Arbitrage Partners, L.P., a British Virgin Islands limited partnership (WCAP), is deemed to beneficially own 2,879,410 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); Whitebox Concentrated Convertible Arbitrage

Fund , L.P., a Delaware limited partnership (WCCAFLP), is deemed to beneficially own 2,879,410 shares of Common Stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); Whitebox Concentrated Convertible Arbitrage Fund, Ltd., a British Virgin Islands international business company (WCCAFLTD), is deemed to beneficially own 2,879,410 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); Whitebox Combined Advisors, LLC, a Delaware limited liability company (WCA), is deemed to beneficially own 2,906,997 shares of our common stock; Whitebox Combined Partners, L.P., a British Virgin Islands limited partnership (WCP), is deemed to beneficially own 2,906,997 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC) and our common stock; Whitebox Multi-Strategy Fund , L.P., a Delaware limited partnership (WMSFLP), is deemed to beneficially own 2,906,997 shares of our common stock as a result of its indirect ownership of Convertible Bonds(as that term is defined by WA in its related filings with the SEC) and our common stock; Whitebox Multi-Strategy Fund, Ltd., a British Virgin Islands international business company (WMSFLTD), is deemed to beneficially own 2,906,997 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC) and our common stock; Whitebox Diversified Convertible Arbitrage Advisors, LLC, a Delaware limited liability company (WDCAA), is deemed to beneficially own 119,294 shares of our common stock; Whitebox Diversified Convertible Arbitrage Partners, L.P., a Cayman Islands limited partnership (WDCAP), is deemed to beneficially own 119,294 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); Whitebox Diversified Convertible Arbitrage Fund, L.P., a Delaware limited partnership (WDCAFLP), is deemed to beneficially own 119,294 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); Whitebox Diversified Convertible Arbitrage Fund, Ltd., a Cayman Islands international business company (WDCAFLTD), is deemed to beneficially own 119,294 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); Pandora Select Advisors, LLC, a Delaware limited liability company (PSA), is deemed to beneficially own 626,294 shares of our common; Pandora Select Partners, L.P., a British Virgin Islands limited partnership (PSP), is deemed to beneficially own 626,294 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); Pandora Select Fund, L.P., a Delaware limited partnership (PSFLP), is deemed to beneficially own 626,294 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); Pandora Select Fund, Ltd., a British Virgin Islands international business company (PSFLTD), is deemed to beneficially own 626,294 shares of our common stock as a result of its indirect ownership of Convertible Bonds (as that term is defined by WA in its related filings with the SEC); HFR RVA Combined Master Trust, a Bermuda limited partnership (HFR), is deemed to beneficially own 193,568 shares of our common stock; IAM Mini-Fund 14 Limited, a Cayman Islands Corporation (IAM), is deemed to beneficially own 500,680 shares of our common stock. As a result, each of WA, WCAA, WCCAFLP, WCCAFLTD, WCA, WMSFLP, WMSFLTD, WDCAA, WDCAFLP, WDCAFLTD, PSA, PSFLP, and PSFLTD may be deemed to possess indirect beneficial ownership of the shares of our common stock beneficially owned by each of WCAP, WCP, WDCAP, PSP, HFR and IAM. WA, WCAA, WCCAFLP, WCCAFLTD, WCA, WMSFLP, WMSFLTD, WDCAA, WDCAFLP, WDCAFLTD, PSA, PSFLP, and PSFLTD each disclaim indirect beneficial ownership of the shares of our common stock except to the extent of their pecuniary interest in such shares. Based on the relationships described in Schedule 13G filed with the SEC on February 10, 2010, these entities may be deemed to constitute a “group” within the meaning Of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934.
(6)

Includes 9,876 shares issuable upon the exercise of options that are currently exercisable or will become exercisable by May 31, 2010, the date 60 days after April 1, 2010. Includes 47,916 shares that will vest and become payable upon the earlier to occur of (i) December 18, 2008 or (ii) either (a) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets or (b) any securitization or other monetization of all or substantially all of PDL’s assets.

(7)	Includes 6,983 shares that will cliff-vest on June 4, 2010, provided the grant recipient continues to serve on our board of directors.
(8)

Includes 43,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable by May 31, 2010, the date 60 days after April 1, 2010 and includes 6,983 shares that will cliff-vest on June 4, 2010, provided the grant recipient continues to serve on our board of directors.

(9)

Includes 37,291 shares issuable upon the exercise of options that are currently exercisable or will become exercisable by May 31, 2010, the date 60 days after April 1, 2010 and includes 6,983 shares that will cliff-vest on June 4, 2010, provided the grant recipient continues to serve on our board of directors.

(10)	Includes 5,011 shares that will cliff-vest on June 4, 2010, provided the grant recipient continues to serve on our board of directors.
(11)

Includes 28,749 shares that will vest and become payable upon the earlier to occur of (i) December 18, 2008 or (ii) either (a) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets or (b) any securitization or other monetization of all or substantially all of PDL’s assets.

(12)

Includes 25,846 shares that will vest and become payable upon the earlier to occur of (i) December 19, 2010 or (ii) either (a) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets or (b) any securitization or other monetization of all or substantially all of PDL’s assets.

(13)

Includes 10,494 shares that will vest and become payable upon the earlier to occur of (i) December 19, 2010 or (ii) either (a) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets or (b) any securitization or other monetization of all or substantially all of PDL’s assets.

(14)

Consists of all shares beneficially owned by all directors and executive officers as a group. Includes 90,167 shares issuable upon the exercise of options that are currently exercisable or will become exercisable by May 31, 2010, the date 60 days after April 1, 2010, includes 32,943 shares that will cliff-vest on June 4, 2010, provided the grant recipient continues to serve on our board of directors, includes 76,665 shares that will vest and become payable upon the earlier to occur of (i) December 18, 2008 or (ii) either (a) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets or (b) any securitization or other monetization of all or substantially all of PDL’s assets and includes 36,340 shares that will vest and become payable upon the earlier to occur of (i) December 19, 2010 or (ii) either (a) a merger or sale of PDL or a sale of all or substantially all of PDL’s assets or (b) any securitization or other monetization of all or substantially all of PDL’s assets.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all related person transactions, including transactions with executive officers and directors, for potential conflicts of interests or other improprieties. Under SEC rules, related person transactions are those transactions to which we are or may be a party to in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board membership. Our Audit Committee would approve a related person transaction if it determined that the transaction is in our best interests.

Our directors are required to disclose in an executive session of our Board any potential conflict of interest, or personal interest in a transaction that our Board is considering. Our executive officers are required to disclose any related person transaction to our Compliance Officer who would notify the Audit Committee of the transaction. We also poll our directors on a quarterly basis with respect to related party transactions and their service as an officer or director of other entities.

Any director involved in a related party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and, if not approved in advance, must be submitted for ratification as promptly as practical.

Related Party Transactions

There were no transactions in 2009 and there is not any currently proposed transaction to which we were or are to be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, other than the compensation paid to our executive officers with respect to their employment relationship with us and compensation paid to our outside directors for their service as members of our Board, which compensation is disclosed in this proxy statement.

OTHER MATTERS

Equity Compensation Plan Information

As of December 31, 2009, we maintained one active stock-based compensation plan under which we could grant stock-based awards to officers and other employees, directors and consultants. Under our 2005 Equity Incentive Plan, we are authorized to issue a variety of incentive awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance share and performance unit awards, deferred compensation awards and other stock-based or cash-based awards.

Prior to 2009, we had five stock-based incentive plans and one employee stock purchase plan under which we could grant stock based awards to officers and other employees, directors and consultants. These plans consisted of the 1993 Employee Stock Purchase Plan, 1991 Stock Option Plan, 1999 Stock Option Plan, 2002 Outside Directors Stock Option Plan and 2005 Equity Incentive Plan, which all were approved by our stockholders, and the 1999 Nonstatutory Stock Option Plan, which was not approved by our stockholders.

In February 2009, our Compensation Committee terminated the 2002 Outside Directors Stock Option Plan, subject to any outstanding options. In June 2009, our Compensation Committee terminated the 1993 Employee Stock Purchase Plan. In September 2009, our Compensation Committee terminated the 1991 Stock Option Plan. Also in September 2009, our Compensation Committee terminated the 1999 Stock Option Plan and the 1999 Nonstatutory Stock Option Plan, subject to any outstanding options. In June 2009, our stockholders approved amendments to the Company’s 2005 Equity Incentive Plan to expand persons eligible to participate in the plan to include our outside directors.

The following table sets forth information regarding all of our existing equity compensation plans under which we were authorized to issue shares of our common stock or which we have options outstanding as of December 31, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excludes securities reflect in column (a)) (c)
Equity compensation plans approved by security holders	1,454,069	$19.63	4,885,964	(2)
Equity compensation plans not approved by security holders(1)	109,524	$22.35	—

Total	1,563,593	$19.82	4,885,964

(1)	Consists of options that are outstanding, and shares available for future issuance under, the 1999 Nonstatutory Stock Option Plan. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for a description of our 1999 Nonstatutory Stock Option Plan.
(2)	The shares remaining available for future issuance are all under the 2005 Equity Incentive Plan.

Stockholder Proposals

If a stockholder wishes to have a proposal considered for inclusion in our proxy statement for the 2011 Annual Meeting of Stockholders, including for a recommendation of candidates for election to our Board, the stockholder must submit the proposal to us in writing between February 9, 2011 and March 11, 2011, which is not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Company’s 2010 Annual Meeting of Stockholders. Proposals should be addressed to:

PDL BioPharma, Inc.

Attention: Corporate Secretary

932 Southwood Boulevard

Incline Village, NV 89451

Stockholders submitting a proposal must provide certain other information as described in our Bylaws. Copies of our Bylaws are available online in the “Investors” section of our corporate internet site at www.pdl.com. In addition, proposals submitted for inclusion in our proxy statement must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

We did not receive from any of our stockholders a request to include any proposal in this proxy statement.

Compliance with Section 16(a)

Our directors and executive officers are required by Section 16(a) of the Securities Exchange Act of 1934 to timely file with the SEC certain reports regarding their beneficial ownership of our common stock. These persons are also required to furnish us with copies of these reports they file with the SEC. To our knowledge, based solely on our review of such Section 16 Reports we have received and written representations from our directors and executive officers, we believe that our officers and executive officers complied with all filing requirements under Section 16(a) during 2009, except as set forth below.

Our director, Jody S. Lindell, inadvertently filed one late Form 4 on June 22, 2009 regarding an open market purchase of the Company’s stock on June 15, 2009.

Transaction of Other Business

At the date of this proxy statement, the only business which our Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Christopher Stone

Christopher Stone

Vice President, General Counsel and Secretary

April 27, 2010

PDL BIOPHARMA, INC.

932 Southwood Boulevard

Incline Village, NV 89451

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Harold Selick, Ph.D.

The Board of Directors recommends you vote FOR the following proposal(s):

2 To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For

Against

Abstain

Yes

No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

PDL BIOPHARMA, INC.

Proxy for Annual Meeting of Stockholders, June 9, 2010

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John P. McLaughlin and Christine Larson, and each of them, as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in PDL BioPharma, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the 2010 annual meeting of stockholders of the Company to be held on Wednesday, June 9, 2010 at 9 a.m. (PDT), and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement with respect to the annual meeting, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified, and if no specification is made, such shares shall be voted FOR the proposals listed on the reverse side.

The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof. The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting, (b) accompanying Proxy Statement and (c) an Annual Report of the Company for the fiscal year ended December 31, 2009, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

Continued and to be signed on reverse side

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